SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                  June 27, 2005
                Date of Report (Date of earliest event reported)


                        First Chester County Corporation
             (Exact name of registrant as specified in its charter)



         Pennsylvania                 0-12870                 23-2288763
         -------------                -------                 ----------
(State or other jurisdiction of     (Commission             (I.R.S. Employer
 incorporation)                      File Number)            Identification No.)



                9 North High Street, West Chester, Pennsylvania
                    (Address of principal executive offices)



                                 (484) 881-4000
              (Registrant's telephone number, including area code)



                         (Former name or former address,
                         if changed since last report.)

Item 1.01  Entry into a Material Definitive Agreement.




On June 27, 2005, First Chester County Corporation, the parent of First National Bank of Chester County, issued a press release announcing the appointment of John Balzarini as Treasurer and Chief Financial Officer of the Corporation and Executive Vice President-Financial Support Services and Chief Financial Officer of the Bank, effective the same date.

From 1989 until June 3, 2005, Mr. Balzarini was employed by MBNA Corporation, Wilmington, Delaware in various capacities. Most recently, Mr. Balzarini served as Executive Vice President, Director of Finance of a subsidiary of MBNA specializing in lending to the medical profession. Prior to that, Mr. Balzarini was Director of Finance for a consumer lending subsidiary of MBNA (June 2003 through December 2004) and EVP, Director of Finance for MBNA's US Credit Card operations (June 2000 through June 2003). Mr. Balzarini's prior experience includes Vice President of Finance of Equitable Bank (May 1984 through July
1989), Director of Finance of the American Bankers Assosciation (September 1983 through May 1984), Senior Financial Analyst for the Board of Governors of the Federal Reserve System (June 1978 through September 1983) and as a Bank/Bank Holding Company Examiner for the Cleveland Federal Reserve Bank (September 1976 through June 1978). Mr. Blazarini holds a Masters of Business Administration in Finance and Investments from George Washington University and a Bachelors of Business Administration in Economics from Ohio University.

Mr. Balzarini has no written employment agreement with the Bank or the registrant. His employment with the Bank is at will. He will receive an annual base salary of $175,000 and be eligible to participate in the Bank's discretionary bonus program. In addition, Mr. Balzarini will receive a $15,000 (net after tax) signing bonus within 30 days after the start of his employment. In connection with Mr. Balzarini's employment, the Bank entered into a Change of Control, Non-Compete and Non-Disclosure Agreement with Mr. Balzarini. The Agreement will continue in effect as long as Mr. Balzarini is actively employed by the Bank. Pursuant to the Agreement, should Mr. Balzarini's employment be terminated without "cause" as defined in the Agreement, or if he terminates his employment for "good reason" as defined in the Agreement, at any time within two years following a Change of Control, he will receive certain termination benefits. The termination benefits consist principally of the continuation of his then current base salary and fringe benefits for a period of one year from his termination and payment of any bonus he would otherwise be eligible to receive for the one year period following his termination.

Item 5.02. Departure of Directors or Principal Officers;  Election of Directors;
           Appointment of Principal Officers.

As discussed in Item 1.01 of this Current Report on Form 8-K, the Corporation has appointed a new Chief Financial Officer, John Balzarini, effective as of June 27, 2005. Effective June 27, 2005, Mr. Balzarini is the Corporations's principal finanical and accounting officer. Please see Item 1.01 for additional information regarding Mr. Balzarini.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  June 27, 2005                          FIRST CHESTER COUNTY CORPORATION


                                              By: /s/ John A. Featherman, III
                                                  ------------------------------
                                              Name:  John A. Featherman, III
                                              Title: CEO & Chairman of the Board